UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2003 (July 3, 2003)

ADVANCED MAGNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14732	04-2742593
(State or other jurisdiction	Commission File No.	(I.R.S. Employer
of incorporation)		Identification No.)

61 Mooney Street
Cambridge, Massachusetts		02138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Item 5.  Other Events.

On July 3, 2003, Advanced Magnetics, Inc. announced that it had entered into definitive agreements to sell $10,000,000 in Common Stock.  The sale of the Common Stock was subsequently completed and Advanced Magnetics has received the full amount of the proceeds from such sale.  A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By:

  /s/ Jerome Goldstein

Name:	Jerome Goldstein
Title:	Chief Executive Officer, President, Treasurer and Chairman of the Board of Directors

Dated:  July 9, 2003